UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 9, 2023

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Blanchard Road, Burlington, MA, 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 687-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 9, 2022, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the Aware, Inc. 2022 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder.

Pursuant to the Plan, each of Robert A. Eckel, our Chief Executive Officer and President, Craig Herman, our Chief Revenue Officer, Mohamed Lazzouni, our Chief Technical Officer, and David B. Barcelo, our Chief Financial Officer (the “Participants”), will be eligible to receive bonuses based upon the achievement of certain financial and operational goals, in each case as determined by the Compensation Committee. Seventy (70) percent of each Participant’s bonus is tied to the achievement of financial goals that are common to all Participants and thirty (30) percent of each Participant’s bonus is tied to the achievement of individualized operational goals.

Under the plan Robert Eckel will be eligible to receive a target bonus of $154,500; Craig Herman will be eligible to receive a target bonus of $250,000, Mohamed Lazzouni will be eligible to receive a target bonus of $143,000 and David Barcelo will be eligible to receive a target bonus of $103,000.

The financial goal is common for all Participants. The bonus for the financial goal is based upon the achievement of certain Company 2023 revenue and operating cash flow targets (“2023 Financial Goals”) determined by the Compensation Committee.

The named executive officers will receive a 50% payout if 85% of the 2023 Financial Goals are met and 100% payout if the 2023 Financial Goals are met, calculated pro-rata in between.

The amount of the bonus earned by a Participant will depend upon the Company’s actual total 2023 revenue, and operating cash flow, as compared to the 2023 Financial Goals. Robert Eckel, Mohamed Lazzouni and Dave Barcelo will have their potential Financial Goal target weighted at 50% Revenue and 50% Operating Cash Flow. Craig Herman will be weighted at 85% Revenue and 15% Operating Cash Flow.

Operational Goals are specific to each Participant. If the Company does not achieve at least 85% of its revenue target goal, the individual performance objectives will be capped at a maximum payment of 75% of the individual performance objective bonus.

Robert Eckel (Operational goal bonus eligibility up to $46,350)

•
Achieve Annual Recurring Revenue goal – 50%
•
Achieve Operating Cash flow goal by the end of the fourth quarter – 50%

David Barcelo (Operational goal bonus eligibility up to $30,900)

•
Achieve Annual Recurring Revenue goal – 50%
•
Achieve Operating Cash flow goal by the end of the fourth quarter – 50%

Craig Herman (Operational goal bonus eligibility up to $75,000)

•
Achieve Annual Recurring Revenue goal – 50%
•
Achieve new Knomi Accounts goal – 12.5%
•
Achieve live Knomi Accounts goal – 12.5%
•
Achieve AwareID Accounts goal – 25%

Mohamed Lazzouni (Operational goal bonus eligibility up to $42,900)

•
Achieve Annual Recurring Revenue goal – 25%
•
Achieve Operating Cash flow goal by the end of the fourth quarter – 25%
•
Achieve overall 2023 engineering objectives for Knomi – 20%
•
Achieve overall 2023 engineering objectives contributing to the product market fit for AwareID – 30%

Bonus payouts, to the extent earned, will be paid approximately 45 days following the end of the 2023 fiscal year closeout. All bonus payouts are subject to statutory deductions and are taxable at the time of payment. In the event that a Participant’s employment by the Company terminates during 2023 by reason of total and permanent disability, or death, the Participant will receive a pro-rated bonus. If a Participant’s employment by the Company is terminated by the Company without cause, the Compensation Committee may, in its discretion, award the Participant a pro-rata bonus. In the event that a Participant’s employment terminates for any other reason, including resignation and discharge for cause prior to the bonus payout date, all rights to a bonus will be forfeited. All payouts from this bonus plan are subject to final approval by the Compensation Committee, which shall have the authority to change any amounts payable under the Plan.

The adoption and maintenance of the 2023 Executive Bonus Plan shall not be deemed a contract of employment. Nothing herein contained shall be deemed to give a Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participants at any time, nor shall it interfere with a Participant’s right to terminate their employment at any time.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: March 13, 2023	By:	/s/ David B. Barcelo
David B. Barcelo
Chief Financial Officer